                                                                  EXHIBIT (11.3)


               THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARIES

             CALCULATION OF FULLY DILUTED NET EARNINGS PER COMMON
                        AND COMMON EQUIVALENT SHARE (1)
              (All amounts in thousands, except per share amounts)

                                                       Year Ended December 31
                                                     ---------------------------
                                                       1994      1993     1992
                                                     --------  --------  -------
NET EARNINGS APPLICABLE TO COMMON AND COMMON
 EQUIVALENT SHARES                                   $701,386  $124,166  $71,603

ADJUSTMENT FOR OTHER POTENTIALLY DILUTIVE
 SECURITIES - Interest savings (net of tax) on
 Convertible Subordinated Debentures as if
 converted at the beginning of the period                         5,723    5,339
                                                     --------  --------  -------
NET EARNINGS APPLICABLE TO COMMON AND COMMON
 EQUIVALENT SHARES ON A FULLY DILUTED BASIS          $701,386  $129,889  $76,942
                                                     ========  ========  =======
AVERAGE NUMBER OF SHARES OUTSTANDING ON A
 FULLY DILUTED BASIS
  Shares used in calculating primary earnings
   per share                                           62,555    59,593   59,009

  Dilutive effect of stock options after
   application of treasury stock method                   172        99       76

  Adjustment for other potentially dilutive
   securities - Dilutive effect of Convertible
   Subordinated Debentures as if converted at
   the beginning of the period                                    2,630    2,630
                                                     --------  --------  -------
AVERAGE NUMBER OF SHARES OUTSTANDING ON A
 FULLY DILUTED BASIS                                   62,727    62,322   61,715
                                                     ========  ========  =======
FULLY DILUTED NET EARNINGS PER COMMON
 AND COMMON EQUIVALENT SHARE                           $11.18     $2.08  $  1.25
                                                     ========  ========  =======

(1) This calculation is submitted in accordance with 17 CFR 229.601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.


                                      94